Exhibit 99.1

Hansen Medical and Philips Enter Agreements for the Development of Non-Robotic Applications of Fiber Optic Shape Sensing and Localization Technology

Hansen to Receive $29 Million Upfront and up to $78 Million in Future Payments

MOUNTAIN VIEW, Calif. – February 3, 2011 – Hansen Medical, Inc. (Nasdaq: HNSN), a global leader in flexible robotics and the developer of robotic technology for accurate 3D control of catheter movement, today announced that it has entered, directly and through a wholly owned subsidiary, into patent and technology license, sublicense and purchase agreements with Philips to allow them to develop and commercialize the non-robotic applications of Hansen Medical’s Fiber Optic Shape Sensing and Localization (FOSSL) technology.

FOSSL is a potentially disruptive visualization technology that employs a fiber optic sensor designed to allow physicians to identify both the shape and position of catheters and other tools used in minimally invasive procedures. FOSSL has the potential to enable more efficient and precise control and continuous tracking of flexible tools used in these procedures. Unlike traditional visualization methods, FOSSL is designed to provide visual information in 3D with significant reduction in the use of x-ray. FOSSL is being developed by Hansen Medical and Luna Innovations, Inc. which are jointly advancing its use in medical applications.

Under the terms of the agreements, Philips has the exclusive right to develop and commercialize the FOSSL technology in the non-robotic vascular, endoluminal and orthopedic fields. In addition, the parties have amended their previous joint development agreement to allow for Philips to potentially extend and increase certain fees to be paid by Hansen Medical based on the future sales of the currently investigational flexible catheter vascular robotic system now under development at Hansen Medical with planned commercialization in the US and Europe in 2011. Hansen Medical will receive upfront payments of $29 million in connection with these arrangements and will be eligible to receive up to an additional $78 million in future payments associated with the successful commercialization or licensing by Philips or its collaborators of products containing FOSSL technology.

“Today’s announcement is an important milestone in the history of Hansen Medical,” said Bruce Barclay, President and CEO of Hansen Medical. “As a result of the hard work by our talented employees, we have made tremendous strides evolving our business strategy and focusing on new market opportunities to create a proprietary mode of safe and effective imaging. We are pleased to expand our relationship with Philips, and are now in a position to further develop and commercialize this technology which has the potential to improve clinical outcomes for future medical products, including to significantly reduce the amount of harmful radiation generated in interventional procedures, all to the benefit of patients, physicians and hospital staffs. Finally, these agreements allow us to significantly enhance our cash position and strengthen our balance sheet without incurring a dilutive event for our shareholders.”

“These agreements represent a considerable step forward in the relationship between Hansen Medical and Philips Healthcare in bringing innovative technology solutions to patients and physicians in multiple medical fields from orthopedics to interventional procedures. We are delighted to be moving forward with Philips on both the application of the FOSSL technology outside of robotics and on the advancement of our robotics technology for vascular procedures,” said Robert Mittendorff, M.D. Vice President of Marketing and Business Development at Hansen Medical.

While minimally invasive procedures have advanced significantly in the past 30 years, their potential is still limited by imaging and localization, which remain critical elements to knowing where flexible tools are in the body. Since the incision is so much smaller than typical open surgery and direct visualization is not possible, physicians have to rely on X-ray imaging or localization to know where their instruments are and the shape of the instruments they are manipulating. Significant radiation exposure to the patient and physician is often the result, and usually provides only two dimensional information. With FOSSL enabled devices, the potential benefits to patients and the physicians that treat them are substantial, including increased efficiency, control and reduced use of radiation in minimally invasive procedures.

Hansen Medical Conference Call

Company management will hold a conference call to discuss its new agreements with Philips today, Febraury 3, 2011, at 5:30 a.m. Pacific (8:30 a.m. Eastern). Investors are invited to listen to the call live via the Internet using the link available within the “Investor Relations” section of Hansen Medical’s website at www.hansenmedical.com. A replay of the webcast will be available approximately one hour after the completion of the live call. Additionally, participants can dial into the live conference call by calling 877-941-2322 or 480-629-9715. An audio replay will be available approximately one hour after the completion of the conference call through February 10, 2011, by calling 877-870-5176 or 858-384-5517, and entering access code 4408407.

About Hansen Medical, Inc.

Hansen Medical, Inc., based in Mountain View, California, develops products and technology using robotics for the accurate positioning, manipulation and control of catheters and catheter-based technologies. The company’s Sensei® system and its Sensei X Robotic Catheter System were cleared by the U.S. Food and Drug Administration for manipulation and control of certain mapping catheters in electrophysiology (EP) procedures. This robotic catheter system is compatible with fluoroscopy, ultrasound, 3D surface map and patient electrocardiogram data. In the United States, the Sensei System is not approved for use in guiding ablation procedures; this use remains experimental. The U.S. product labeling therefore provides that the safety and effectiveness of the Sensei and Sensei X systems for use with cardiac ablation catheters in the treatment of cardiac arrhythmias, including atrial fibrillation (AF), have not been established during EP procedures, such as guiding catheters in the treatment of AF. In the European Union, the Sensei and the Sensei X systems are cleared for use during EP procedures, such as guiding catheters in the treatment of AF. The flexible catheter vascular robotic system requires regulatory filings and approval and is not commercially available. Additional information can be found at www.hansenmedical.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Hansen Medical’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “plan,” “expects,” “ believes,” “potential,” and similar words. Hansen Medical intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements regarding expectations for the commercialization of the FOSSL technology and our flexible catheter vascular robotic system. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, the realization of the full potential benefits of the agreements with Philips requires the development of new products and applications of technology that are subject to design, engineering and manufacturing challenges, potential safety and regulatory issues that could delay, suspend or terminate clinical studies, regulatory approvals or sales, and reliance on third parties to develop, obtain regulatory approval for, manufacture, market and sale of products containing FOSSL technology. These and other risks are described in greater detail under the heading “Risk Factors” contained in our periodic SEC filings, including our Quarterly Report on Form 10-Q filed with the SEC on November 9, 2010. Given these uncertainties, you should not place undue reliance on the forward-looking statements in this press release. Hansen Medical undertakes no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

Hansen Medical, Heart Design, Hansen Medical & Heart Design, and Sensei are registered trademarks of Hansen Medical, Inc. in the United States and other countries.

Hansen Medical Contacts:

Peter Osborne	Matt Clawson
Interim CFO	Allen & Caron Inc
Hansen Medical	949.474.4300
650.404.5800	matt@allencaron.com

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